ARTICLES OF INCORPORATION
                                  OF
                             C.N.W. CORP.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                             ARTICLE I.  NAME
                             ----------------

     The name of the corporation shall be C.N.W. CORP.

                     ARTICLE II.  NATURE OF BUSINESS
                     -------------------------------

     This corporation may engage or transact in any or all lawfull activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                      ARTICLE III.  CAPITAL STOCK
                      ---------------------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having a par value of $1.00 per share. The corporation will begin business with Five Hundred Dollars ($500.00).

                         ARTICLE IV.  ADDRESS
                         --------------------

     The street address of the initial registered office of the corporation shall be 4700 E Sheridan Street, Hollywood, Florida 33021, and the name of the initial registered agent of the corporation at that address is STUART COHEN.

                     ARTICLE V.  TERM OF EXISTANCE
                     -----------------------------

     This corporation is to exist perpetually.

                     ARTICLE VI.  PREEMPTIVE RIGHTS
                     ------------------------------

     Every shareholder upon the sale for cash of any new stock of this corporation of the same kind, class, or series as that which he already holds, shall have the right to purchase his pro rata share therof at the price at which it is offered to others.

                    ARTICLE VII.  SPECIAL PROVISION
                    -------------------------------

     It is the intent of the incorporator that the corporation will qualify under Section 1244 of the Internal Revenue Code.

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                        ARTICLE VIII.  DIRECTORS
                        ------------------------

     This corporation shall have two directors, initially. The name and street address of the initial members of the Board of Directors are:

     DOUGLAS WARD                   4700 E Sheridan Street
                                    Hollywood, Florida 33021

     STUART COHEN                   4700 E Sheridan Street
                                    Hollywood, Florida 33021.

                         ARTICLE IX.  OFFICERS
                         ---------------------

     The name and address of the initial officers of the corporation who shall hold office for the first year of the corporation, or until their successors are elected or appointed are:

     DOUGLAS WARD                   4700 E Sheridan Street
     Secretary/Treasurer            Hollywood, Florida 33021

     STUART COHEN                   4700 E Sheridan Street
     President                      Hollywood, Florida 33021.

                       ARTICLE X.  SUBSCRIBERS
                       -----------------------

     The name and address of the subscriber to these Articles of Incorporation is:

     STUART COHEN                   4700 E Sheridan Street
                                    Hollywood, Florida 33021.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 22nd day of October, 1980.

/S/ Stuart Cohen                            /S/ Stuart Cohen
----------------------------                -------------------------
STUART COHEN, Resident Agent                STUART COHEN, Subscriber

STATE OF FLORIDA

COUNTY OF BROWARD

     The foregoing instrument was acknowledged before me this 22nd day of
                                                              ----
October, 1980.
-------
                             /S/ Rosemarie Thomas
                             -------------------------------
                             Notary Public

My Commission Expires:

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